UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 20, 2024
EOS ENERGY ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Park Avenue
Edison, New Jersey 08820
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 225-8400
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On May 20, 2024, Eos Energy Enterprises, Inc. (the “Company”) received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock for the last 30 consecutive business days, the Company no longer meets Nasdaq Listing Rule 5550(a)(2), which requires listed companies to maintain a minimum bid price of at least $1 per share. The notice of non-compliance has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq, subject to the Company’s compliance with the Nasdaq’s other continued listing requirements.
Nasdaq Listing Rule 5810(c)(3)(A) provides a compliance period of 180 calendar days, or until November 16, 2024, in which to regain compliance with the minimum bid price requirement. If the Company evidences a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the 180-day compliance period, the Company will regain compliance. In the event the Company does not regain compliance by November 16, 2024, the Company may be eligible for consideration of a second 180-day compliance period if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, other than the minimum bid price requirement, and notifies Nasdaq of its intent to cure the deficiency. If the Company does not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, the Company’s common stock will be subject to delisting.
The Company intends to monitor the closing bid price of its common stock and consider its available options in the event the closing bid price of its common stock remains below $1.00 per share, including effecting a reverse stock split. There can be no assurance that the Company will be able to regain compliance with the Nasdaq’s continued listing requirements or that the Nasdaq will grant the Company a further extension of time to regain compliance, if applicable.
Forward-Looking Statements
Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, our ability to regain compliance with the Nasdaq Listing Standards and maintain the listing of its securities on Nasdaq. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them.
The forward-looking statements contained in this Current Report on Form 8-K are also subject to additional risks, uncertainties, and factors, including those more fully described in the Company’s most recent filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.
Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: May 24, 2024	By:	/s/ Nathan Kroeker
		Name:	Nathan Kroeker
		Title:	Chief Financial Officer
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